Exhibit 99.2

Shallow Valley Ranch

Unaudited Combined Carve-Out Financial Statements

For the Three Months Ended March 31, 2026 and 2025

Shallow Valley Ranch

Shallow Valley Ranch

Unaudited Combined Carve-Out Balance Sheets

(amounts in thousands)

	As of March 31, 2026	As of December 31, 2025
ASSETS
Current assets:
Accounts receivable, net	$2,310	$2,403

Total current assets	2,310	2,403

Property, plant and equipment, net of accumulated depreciation	28,909	28,434
Land	63,896	63,896

TOTAL ASSETS	$95,115	$94,733

LIABILITIES AND NET INVESTMENT
Current liabilities:
Accounts payable and accrued liabilities	$169	$214
Deferred revenue	144	206

Total current liabilities	313	420

Commitments and contingencies (Note 5)
NET INVESTMENT	94,802	94,313

TOTAL LIABILITIES AND NET INVESTMENT	$95,115	$94,733

The accompanying notes are an integral part of these unaudited combined carve-out financial statements.

Shallow Valley Ranch

Unaudited Combined Carve-Out Statements of Income

(amounts in thousands)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
REVENUES
Water sales	$4,258	$2,342
Easement and surface damages	827	2,262
Other	81	135

Total revenues	5,166	4,739
COSTS AND EXPENSES
Cost of sales (exclusive of depreciation)	741	1,308
Depreciation expense	769	584
General and administrative expense	217	56
Gain on sale of property, plant and equipment	—	(1,965)

Total operating expenses (income)	1,727	(17)

INCOME FROM OPERATIONS	3,439	4,756

NET INCOME	$3,439	$4,756

The accompanying notes are an integral part of these unaudited combined carve-out financial statements.

Shallow Valley Ranch

Unaudited Combined Carve-Out Statement of Changes in Net Investment

(amounts in thousands)

BALANCE – JANUARY 1, 2025	$67,100
Net change in investment	(5,249)
Net income	4,756

BALANCE – MARCH 31, 2025	$66,607

BALANCE – JANUARY 1, 2026	$94,313
Net change in investment	(2,950)
Net income	3,439

BALANCE – MARCH 31, 2026	$94,802

The accompanying notes are an integral part of these unaudited combined carve-out financial statements.

Shallow Valley Ranch

Unaudited Combined Carve-Out Statements of Cash Flows

(amounts in thousands)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,439	$4,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	769	584
Gain on sale of property, plant and equipment	—	(1,965)
Changes in operating assets and liabilities:
Accounts receivable, net	93	123
Accounts payable and accrued liabilities	(45)	218
Deferred revenue	(62)	(56)

Net cash provided by operating activities	4,194	3,660

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the sale of land	—	2,000
Additions to property, plant and equipment	(1,244)	(376)
Additions to land	—	(35)

Net cash provided by (used in) investing activities	(1,244)	1,589

CASH FLOWS FROM FINANCING ACTIVITIES
Change in net investment	(2,950)	(5,249)

Net cash used in financing activities	(2,950)	(5,249)

Net change in cash	—	—
CASH AND CASH EQUIVALENTS, beginning of period	—	—

CASH AND CASH EQUIVALENTS, end of period	$—	$—

The accompanying notes are an integral part of these unaudited combined carve-out financial statements.

Shallow Valley Ranch

Notes to Unaudited Combined Carve-Out Financial Statements

Note 1. Organization and Basis of Presentation

Description of the Company

The accompanying combined carve-out financial statements include the assets, liabilities, revenues and expenses of Shallow Valley Ranch, which consists of certain tracts or parcels of land located in Upton, Reagan, Glasscock, Midland, Martin and Howard Counties in Texas (“Land”) along with assets located on the Land (collectively, the “Shallow Valley Ranch” or the “Company”). Such Land is owned separately by Abyss, Inc, Cactus Energy, Inc, Owl Exploration, LLC, Shallow Valley Land, LLC (“SV Land”), and by Mark T. Dehlinger, (hereinafter, collectively referred to as the “Contributors”) was contributed to EagleRock Land, LLC (“EagleRock”) in connection with its initial public offering (“the Offering”). As described further in Note 7, the Contributors completed the contribution of their interests to EagleRock Land Operating, LLC (“EagleRock Operating”) in connection with the Offering which closed on May 15, 2026.

Shallow Valley Ranch includes certain ranch equipment, ranch permits, service contracts, buildings, water pipelines, structures and surface agreements associated with and located on the Land.

Basis of Presentation of Financial Statements

The accompanying combined carve-out financial statements were prepared on a carve-out basis and were derived from the financial statements and accounting records of the Contributors as the Shallow Valley Ranch does not constitute substantially all of the Contributors’ assets, liabilities, revenues or expenses. The combined carve-out financial statements were prepared in conformity with accounting principles generally accepted in the United States of America. All significant intercompany balances and transactions have been eliminated. The historical costs and expenses reflected in the combined carve-out financial statements of the Shallow Valley Ranch include an allocation for certain shared general operating expenses such as repairs & maintenance, salaries, payroll taxes and other miscellaneous general and administrative. These expenses have been allocated to the combined carve-out financial statements of the Shallow Valley Ranch pro-rata based upon revenues, which is considered to be a reasonable reflection of the historical utilization levels of these expenses.

The Shallow Valley Ranch is dependent upon the Contributors for all of its working capital. These combined carve-out financial statements do not include any of the Contributors’ cash and cash equivalents as such amounts are not allocable to the Shallow Valley Ranch. Net investment represents the Contributors’ interest in the recorded net assets of the Shallow Valley Ranch. All significant transactions between the Shallow Valley Ranch and the Contributors have been included in the accompanying combined carve-out financial statements. Transactions with the Contributors are reflected in the accompanying Combined Carve-Out Statement of Changes in Net Investments as “change in net investment” and in the accompanying Combined Carve-Out Balance Sheets within “net investment”.

In the opinion of management, the accompanying combined carve-out financial statements include all adjustments (consisting of normal and recurring accruals) considered necessary to present fairly the assets, liabilities, and net investment of the Shallow Valley Ranch as of March 31, 2026 and December 31, 2025, and the reported amounts of revenues and expenses for the three months ended March 31, 2026 and 2025 of the Shallow Valley Ranch.

Subsequent events have been evaluated through the issuance date of these financial statements. Any material subsequent events that occurred prior to such a date have been properly recognized or disclosed in the accompanying combined carve-out financial statements.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the combined carve-out financial statements requires management to make estimates and assumptions to determine the reported amounts of assets, liabilities, revenue and expenses, and in the disclosure of commitments and contingencies. Although management believes these estimates are reasonable, actual results could differ from these estimates.

Accounts Receivable

The Shallow Valley Ranch has accounts receivable representing amounts due from various counterparties for water sales and easement payments, which are generally unsecured. The Shallow Valley Ranch monitors credit loss exposure primarily by reviewing credit ratings, financial statements and payment history. Credit terms are extended based on an evaluation of each counterparty’s creditworthiness, and collateral is not typically required. Accounts receivable as of January 1, 2025 was $2.7 million.

Shallow Valley Ranch applies the Current Expected Credit Losses model to estimate expected credit losses on accounts receivable. The allowance for credit losses is based on historical loss experience, current economic conditions and reasonable and supportable forecasts. As of March 31, 2026 and December 31, 2025, Shallow Valley Ranch determined that expected credit losses were immaterial and recorded no allowance for credit losses. This conclusion considered factors such as the absence of historical credit losses, the short-term nature of receivables, current economic conditions and the counterparties’ ability to pay.

Property, Plant and Equipment

The properties associated with the Shallow Valley Ranch are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which is estimated as 15 years. Gains and losses on asset sales are reflected in the year of disposal. Repair and maintenance costs associated with property, plant and equipment are expensed as incurred if the costs do not extend the useful life of the asset. If such costs extend the useful life of the asset, the costs are capitalized and depreciated over the appropriate remaining useful life.

Property, plant and equipment are subject to impairment assessments should there be events or changes in circumstances indicating that the carrying amount may not be recoverable. Impairment losses, if any, are recognized in the combined carve-out statement of income in the period in which it occurs. For the three months ended March 31, 2026 and 2025, there were no indicators of impairment present for the property, plant and equipment associated with the Shallow Valley Ranch. Please see “Note 3 – Plant, Property, and Equipment” for further discussion.

Land

Land assets are stated at cost less accumulated impairment, if any. Capitalized costs include the purchase price, professional fees and any directly attributable costs to acquire and bring the land to its intended use. Land assets are not subject to depreciation, as they are considered to have an indefinite useful life. However, the land assets are subject to impairment assessments should there be events or changes in circumstances indicating that the carrying amount may not be recoverable. Impairment losses, if any, are recognized in the combined carve-out statement of income in the period in which it occurs. As of March 31, 2026 and December 31, 2025, there were no indicators of impairment present for land assets associated with the Shallow Valley Ranch.

Revenue Recognition

Revenues from easements and surface damages, surface use royalties, water sales and resource sales are recognized in the period that the related performance obligations are satisfied. Performance obligations are satisfied when (i) the customer obtains right to use the Land or receive the water or resource; (ii) the customer obtains control of the product; (iii) there are no further obligations to perform related to the revenue; (iv) the transaction price has been determined; and (v) collectability is reasonably assured.

Revenues from easements and surface damages primarily arise from agreements with external customers for the use of the Land. The performance obligation associated with easements and surface damages are identified at the inception of each surface use contract. These obligations typically involve granting access or usage rights to the Land for a specified period of time. The transaction price for these performance obligations is determined based on the consideration expected to be received in exchange for granting access or usage rights. This consideration may include upfront payments, periodic payment based on construction milestones or other forms of consideration stipulated in the contracts. Revenue recognition occurs as the access or usage rights are provided to the external parties and payment can be reasonably measured.

Revenues from the sale of resources such as caliche or sand are recognized when control of the product is transferred to the customer and collectability is reasonably assured. The performance obligations associated with caliche and sand sales revenues are identified at the inception of the contract. These obligations involve the delivery of the resources to the customer in accordance with the terms of the resource sale agreement. The consideration received for these obligations is usually a fixed price per unit of resource measurement sold. Revenues for caliche and sand sales are recognized at a point in time when control of the products is transferred to the customer. Control of the product is transferred upon receipt of the resources into the customers’ loading vehicles, at which point the customer obtains the ability to direct the use and obtain the benefits from the resources obtained.

Revenues from water sales and surface use royalties primarily involve providing oil and natural gas producers access to saltwater disposal wells and freshwater resources for oil and natural gas production activities in exchange for royalty payments based on volumes disposed onto these saltwater disposal wells or other agreed-upon terms. The performance obligations associated with freshwater production are identified at the inception of the contract. Revenues from freshwater production royalty payments are recognized over time as each delivery of contract-specified freshwater production volume measurement occurs and the collectability for royalty payments is reasonably assured. The performance obligations associated with the royalty revenue occurs through daily acceptance of saltwater at the disposal facility and revenues are recorded based upon actual volumes disposed per contractually agreed-upon per barrel rate as royalty payments.

Deferred revenue consists of amounts for which the criteria for revenue recognition have not yet been met and includes prepayments received for unfulfilled performance obligations that will be recognized on a straight-line basis over the remaining term. Deferred revenue as of March 31, 2026 and December 31, 2025 was $0.1 million and $0.2 million, respectively. During the three months ended March 31, 2026 and 2025, the Company recognized revenues of less than $0.1 million related to deferred revenue.

Income Taxes

The Contributors, excluding Mark T. Dehlinger, are not taxpaying entities for purposes of federal and state income taxes. Mark T. Dehlinger is a taxpayer for federal and state income tax purposes; however, the amount of federal and state income taxes associated with the net revenues of Mark T. Dehlinger are not significant. Accordingly, for purposes of these combined carve-out financial statements, no taxes associated with the Shallow Valley Ranch have been recorded in the combined carve-out financial statements.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Liabilities for environmental remediation or restoration claims resulting from allegations of improper operation of assets are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. Shallow Valley Ranch enters into commitment contracts with customers providing access to certain assets, including frac pits and water supply. These contracts were not significant as of March 31, 2026, and as of December 31, 2025.

Fair Value Measurements

Shallow Valley Ranch measures certain assets and liabilities at fair value in accordance with ASC 820, Fair Value Measurement. Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are classified according to a hierarchy that prioritizes the inputs underlying the valuation techniques. This hierarchy consists of three broad levels:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•	Level 2: Observable inputs other than quoted prices, such as prices for similar assets or liabilities.

•	Level 3: Unobservable inputs reflecting Shallow Valley Ranch’s own assumptions.

As of March 31, 2026, and December 31, 2025, the Shallow Valley Ranch did not have any assets or liabilities measured at fair value on a recurring basis. Nonrecurring fair value measurements may occur for long-lived assets when impairment indicators are present. No impairments were recorded during the period.

Note 3. Property, Plant and Equipment

The following table reflects the aggregate capitalized costs of Shallow Valley Ranch (in thousands):

	As of March 31, 2026	As of December 31, 2025
Property, plant and equipment:
Water wells	$10,176	$10,118
Frac pit	7,547	7,547
Buried poly	5,928	5,928
Buildings	1,588	1,588
Road bores	308	308
Water transfer system	14,121	12,935
Fences	1,193	1,193

Total property, plant and equipment	40,861	39,617
Less: Accumulated depreciation	(11,952)	(11,183)

Property, plant and equipment, net	$28,909	$28,434

Note 4. Supplemental Disclosures to Combined Carve-Out Financial Statements

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following at the dates indicated (in thousands):

	As of March 31, 2026	As of December 31, 2025
Accrued cost of sales	$124	$203
Accrued general and administrative expense	46	11

Accounts payable and accrued liabilities	$169	$214

Accounts Receivable, Net

Components of accounts receivable, net include the following (in thousands):

	As of March 31, 2026	As of December 31, 2025
Accrued water sales	$2,281	$2,402
Accrued easement and surface damages	29	1
Gross accounts receivable	2,310	2,403
Allowance for credit losses	—	—

Accounts receivable, net	$2,310	$2,403

Note 5. Commitments and Contingencies

Environmental Remediation

Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the Shallow Valley Ranch. It is not anticipated that the Shallow Valley Ranch will be required to expend significant amounts for compliance with such federal, state and local laws and regulations and therefore no amounts have been accrued for such purposes.

Litigation

From time to time, the Shallow Valley Ranch can be involved in various legal proceedings including, but not limited to, commercial disputes, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, management is not aware of any claims or legal proceedings that it expects to have a material effect on the financial condition, results of operations or cash flows of the Shallow Valley Ranch.

Commitments

Shallow Valley Ranch has periodically entered into certain contracts that provide guaranteed access to specified assets and resources. In 2018, the Company entered into an agreement with a third-party to provide use of a frac pit for 20 years. Additionally, in 2023, the Company entered into an agreement with a third-party to be the exclusive provider of water for its frac sand mining facility. These contracts were not significant as of March 31, 2026, and as of December 31, 2025.

Note 6. Related Party Transactions

The Shallow Valley Ranch had transactions with entities under common ownership and control during the three months ended March 31, 2026 and 2025. These transactions primarily relate to the provision of goods and services necessary for its operations, as summarized below.

Nature of Transactions:

SV Land has a management services agreement (the “Management Agreement”) with certain immediate family members (the “Related Parties”).

Pursuant to the Management Agreement, the Related Parties provide various operational services to SV Land, including maintaining, expanding, marketing and overseeing the freshwater system, overseeing all third-party activity on the Land, installing and maintaining the improvements of SV Land, negotiating easements, rights-of-way and all related agreements along with various other services. In consideration for these services, SV Land pays a management fee equal to 10.0% of its gross revenues.

Amounts Recorded in the Financial Statements:

Costs associated with the Management Agreement totaled $0.1 million for the three months ended March 31, 2026 and 2025, and are included in “Cost of sales (exclusive of depreciation)” in the combined carve-out statement of income.

Terms and Conditions:

Transactions with related parties were conducted on terms that management believes approximate those prevailing in arm’s-length transactions; however, because of the related-party nature of such transactions, the terms may differ from those that would have been negotiated with unrelated third parties.

Management believes these transactions were necessary for SV Land and were settled in the normal course of business. All intercompany transactions between Shallow Valley Ranch and the Contributors, other than those described above, have been reflected in “Net Investment” in the accompanying Combined Carve-Out Statement of Changes in Net Investment.

Note 7. Subsequent Events

In preparing the accompanying financial statements of the Shallow Valley Ranch, management has evaluated all subsequent events and transactions for potential recognition or disclosure through July 24, 2026, the date the combined carve-out financial statements were available for issuance and concluded that no such material events have occurred, other than described below.

Initial Public Offering: On May 4, 2026, EagleRock, EagleRock Operating and certain contributing entities, including the Company (the “EROK Contributors”) entered into a Contribution and Assignment Agreement that sets forth the terms of the corporate reorganization to be effected in connection with, and contingent upon, the closing of the Offering.

On May 15, 2026, EagleRock completed its initial public offering of 17,300,000 Class A shares representing limited liability company interest (“Class A shares”) at a price to the public of $18.50 per share. In addition, EagleRock granted the underwriters a 30-day option to purchase up to an additional 2,595,000 Class A shares at the public offering price, less underwriting discounts and commissions. The Offering closed on May 15, 2026 and the underwriters exercised their option on May 16, 2026. Concurrent with the completion of the Offering, all interests in the Company were contributed in exchange for 21,134,331 membership interests in EagleRock Operating (“OpCo Units”) and cash was contributed to EagleRock for a corresponding number of limited liability company interest (“Class B shares”). The remaining EROK Contributors, Lea & Eddy Holdings, LLC excluding Hydrosource Logistics, LLC (“L&E”) and Double Eagle IV Midco (“Double Eagle”) contributed all interests to EagleRock Operating in exchange for OpCo Units (and a corresponding number of Class B shares).